UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 CEO Bonus Formula

On March 3, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of MicroStrategy Incorporated (the “Company”) established a formula (the “2014 CEO Bonus Formula”) for determining the eligible bonus with respect to the performance of Michael J. Saylor, the Company’s Chief Executive Officer (“CEO”), during the fiscal year ending December 31, 2014. The 2014 CEO Bonus Formula provides for an eligible bonus calculated using graduated rates based on the Company’s diluted earnings per share (“DEPS”) for the fiscal year ending December 31, 2014, as follows:

•	$400,000 per dollar of DEPS for the first dollar of DEPS, plus

•	$500,000 per dollar of DEPS for the second dollar of DEPS, plus

•	$600,000 per dollar of DEPS for each dollar of DEPS over $2.

Mr. Saylor’s maximum cash bonus pursuant to the 2014 CEO Bonus Formula is $8,000,000. The Compensation Committee has the discretion to award a cash bonus lower than the eligible bonus calculated using the 2014 CEO Bonus Formula.

2014 President Bonus Formulas

On March 3, 2014, the Compensation Committee established formulas (each, a “2014 President Bonus Formula”) for determining the eligible bonuses with respect to the performance of each of Jonathan F. Klein, the Company’s President & Chief Legal Officer, and Paul N. Zolfaghari, the Company’s President, during the fiscal year ending December 31, 2014. Each of the 2014 President Bonus Formulas provides for an eligible bonus calculated by multiplying $160,000 by the Company’s DEPS for the fiscal year ending December 31, 2014.

The maximum cash bonus for each of Messrs. Klein and Zolfaghari pursuant to their respective 2014 President Bonus Formulas is $6,500,000. The Compensation Committee has the discretion to award a cash bonus lower than the eligible bonus calculated using each 2014 President Bonus Formula.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer